                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  June 15, 2000
                                  -------------
                        (Date of earliest event reported)




                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                          THE RESORT AT SUMMERLIN, INC.
           (Exact Name of Registrants as Specified in Their Charters)




           NEVADA                       333-49691               86-0857506
           NEVADA                       333-49691               86-0857505
(State of Other Jurisdiction      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)



             1160 TOWN CENTER DRIVE, SUITE 200, LAS VEGAS, NV 89144
                    (Address of Principal Executive Offices)




                                 (702) 869-7000
                         (Registrants' Telephone Number)

ITEM 5.       OTHER EVENTS.


              On September 15, 2000, The Resort at Summerlin, Limited Partnership (the "Partnership") and The Resort at Summerlin, Inc., its general partner (the "Company" and, together with the Partnership, the "Registrants"), failed to make certain interest payments (the "Interest Payments") in the aggregate amount of $3,905,525 required pursuant to their 13% Senior Subordinated PIK Notes (the "Notes") due 2007, Series B in the aggregate principal amount of $120 million, which constitutes a default under the December 31, 1997 Indenture (the "Indenture"). The Partnership and the Company believe that, pending a restructuring of their indebtedness, it is in the best interest of both the Partnership and the Company not to make the Interest Payments. The default rate of interest on the interest payments pursuant to the Indenture is the applicable interest rate plus two percent per annum. The default under the Indenture also violates, and constitutes a default under, the December 30, 1997 Credit Agreement with respect to the First Mortgage Notes (the "First Mortgage Notes") in the aggregate principal amount of $100 million of the Partnership and the Company which are secured by substantially all of the tangible and intangible property of the Partnership and the Company. The Partnership and the Company intend to initiate discussions with holders of both the Notes and the First Mortgage Notes concerning a restructuring of this indebtedness. The Partnership and the Company also failed to make regularly scheduled payments pursuant to certain leases (the "Master Leases") between the Partnership and the Company and PDS Financial Corporation-Nevada for, among other things, gaming equipment. The aggregate amount of the payments in default under these Master Leases is approximately $1,054,802.

ITEM 7.       EXHIBITS.

EXHIBIT NO.

4             December 31, 1997 Indenture*

10            December 30, 1997 Credit Agreement*

* Filed on April 8, 1998 with the Registrants' Form S-4 Registration Statement Under the Securities Act of 1933

FORWARD-LOOKING STATEMENTS

       This Form 8-K contains certain "forward-looking statements" which represent the Partnership's and the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance and the Partnership's and the Company's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this Form 8-K which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Partnership's and the Company's control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Partnership and the Company.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2000

                       THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP, a Nevada limited partnership (Registrant)

                          By: THE RESORT AT SUMMERLIN, INC., its General Partner

                             By: /s/ Paul Hanley
                                 ---------------
                                 Paul Hanley
                                 President and Chief Executive Officer
                                 (Principal Executive Officer)


                       THE RESORT AT SUMMERLIN, INC., a Nevada corporation (Registrant)

                             By: /s/ Paul Hanley
                                 ---------------
                                 Paul Hanley
                                 President and Chief Executive Officer
                                 (Principal Executive Officer)